EXHIBIT 5.1

MILBANK, TWEED, HADLEY & MCCLOY LLP

28 LIBERTY STREET

LOS ANGELES 213-892-4000 FAX: 213-629-5063	NEW YORK, N.Y. 10005-1413 _______________ 212-530-5000 FAX: 212-530-5219	BEIJING 8610-5969-2700 FAX: 8610-5969-2707
WASHINGTON, D.C. 202-835-7500 FAX: 202-835-7586		HONG KONG 852-2971-4888 FAX: 852-2840-0792

LONDON 44-20-7615-3000 FAX: 44-20-7615-3100		SEOUL 822-6137-2600 FAX: 822-6137-2626

FRANKFURT 49-69-71914-3400 FAX: 49-69-71914-3500		SINGAPORE 65-6428-2400 FAX: 65-6428-2500

MUNICH 49-89-25559-3600 FAX: 49-89-25559-3700	April 19, 2016	TOKYO 813-5410-2801 FAX: 813-5410-2891

SÃO PAULO 55-11-3927-7700 FAX: 55-11-3927-7777

MGM Growth Properties LLC

6385 S. Rainbow Blvd., Suite 500

Las Vegas, Nevada 89118

Ladies and Gentlemen:

We have acted as special counsel to MGM Growth Properties LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on April 19, 2016. You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration of up to 2,500,000 shares of the Company’s Class A common shares representing limited liability company interests (the “Shares”) and options and rights to acquire Shares issuable under the MGM Growth Properties LLC 2016 Omnibus Incentive Plan (the “2016 Plan”).

In rendering the opinions expressed below, we have examined the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”), the Registration Statement, the 2016 Plan, the forms of award agreements relating to awards of Shares under the 2016 Plan (the “Agreements”) and Company records, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to all questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates or comparable documents of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement, the Plans and other documents as we have deemed necessary.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the registration of the Shares issued or issuable under the 2016 Plan has been duly authorized by all necessary limited liability company action on the part of the Company and, when issued, delivered and upon receipt of all amounts that a 2016 Plan participant is required to pay to purchase the Shares, which consideration shall constitute lawful consideration under Delaware law, each in accordance with the terms of the 2016 Plan and any applicable Agreement, the Shares will be or have been, as applicable, validly issued and holders of Shares will have no obligation to make any further payments for the acquisition of the Shares or contributions to the Company solely by reason of their ownership of Shares.

The foregoing opinion is limited to matters involving the federal laws of the United States of America and the Delaware LLC Act, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and all references to us in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

RDM/PED